CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following AT&T Corp. registration statements of our report dated February 26, 2001, relating to the combined balance sheets of Liberty Media Group ("New Liberty" or "Successor") as of December 31, 2000 and 1999, and the related combined statements of operations and comprehensive earnings, attributed net assets, and cash flows for the year ended December 31, 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods), which appears as an exhibit to the AT&T Corp. 2000 Annual Report on Form 10-K:

Form          Registration Statement No.           Description

S-3           333-00573                            Shareholder Dividend Reinvestment and Stock Purchase Plan

S-8           333-47257                            AT&T Long Term Savings and Security Plan

S-8           33-34264, 33-29256, and 33-21937     AT&T Long Term Savings Plan for Management Employees


S-8           33-39708                             AT&T Retirement Savings and Profit Sharing Plan

S-8           333-47251                            Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long
                                                   Term Incentive Program

S-8           33-50819                             AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management
                                                   Employees

S-8           33-50817                             AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan

S-8           33-54797 (Post-Effective Amendment   AT&T 1996 Employee Stock Purchase Plan
              No. 1)

S-8           333-47255                            AT&T Shares for Growth Program

S-8           33-28665                             AT&T 1997 Long Term Incentive Program

S-3           33-49589                             AT&T $2,600,000,000 Notes and Warrants to Purchase Notes

S-3           33-59495                             AT&T $3,000,000,000 Notes and Warrants to Purchase Notes

S-4           33-57745                             AT&T 5,000,000 Common Shares

S-8           33-42150 (Post-Effective Amendment   NCR Corporation 1989 Stock Compensation Plan
              No. 1 to Form S-4, (33-42150-01))

S-8           33-42150 (Post-Effective Amendment   NCR Corporation 1984 Stock Compensation Plan
              No. 2 to Form S-4, (33-42150-02))

S-8           33-42150 (Post-Effective Amendment   NCR Corporation 1976 Stock Compensation Plan
              No. 3 to Form S-4, (33-42150-03))

S-8           33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock
              No. 1 to Form S-4, (33-52119-01))    Option Plan

S-8           33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. 1987 Stock Option Plan
              No. 2 to Form S-4, (33-52119-02))

S-8           33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. Equity Purchase Plan
              No. 3 to Form S-4, (33-52119-03))

S-8           33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. Employee Stock Purchase Plan
              No. 5 to Form S-4, (33-52119-05))

S-8           33-45302 (Post-Effective Amendment   Teradata Corporation 1987 Incentive and Other Stock Option Plan
              No. 1 to Form S-4, (33-45302-01))

S-8           33-63195                             AT&T Amended and Restated 1969 Stock Option Plan for LIN
                                                   Broadcasting Corp.

S-8           333-49419 (Post-Effective            Teleport Communications Group Inc. 1993 Stock Option Plan
              Amendment No. 1 to Form S-4,
              (333-49419-01))

S-8           333-49419 (Post-Effective            Teleport Communications Group Inc. 1996 Equity Incentive Plan
              Amendment No. 2 to Form S-4,
              (333-49419-02))

S-8           333-49419 (Post-Effective            ACC Corp. Employee Long Term Incentive Plan
              Amendment No. 3 to Form S-4,
              (333-49419-03))

S-8           333-49419 (Post-Effective            ACC Corp. Non-Employee Directors' Stock Option Plan
              Amendment No. 4 to Form S-4,
              (333-49419-04))

S-8           333-49419 (Post-Effective            ACC Corp. 1996 UK Sharesave Scheme
              Amendment No. 5 to Form S-4,
              (333-49419-05))

S-8           333-52757                            AT&T Wireless Services, Inc. Employee Stock Purchase Plan

S-8           333-70279 (Post-Effective            Tele-Communications, Inc. 1998 Incentive Plan
              Amendments Nos. 1 and 3 to Form
              S-4, (333-70279-01))                 Tele-Communications, Inc. 1996 Incentive Plan (Amended and
                                                   Restated)

                                                   Tele-Communications, Inc. 1995 Employee Stock Incentive Plan
                                                   (Amended and Restated)

                                                   Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and
                                                   Restated)

                                                   Tele-Communications, Inc. 1994 Nonemployee Director Stock Option Plan

                                                   Tele-Communications International, Inc., 1996 Nonemployee
                                                   Director Stock Option Plan

                                                   Tele-Communications International, Inc. 1995 Stock Incentive Plan

S-8           333-70279 (Post-Effective            Liberty Media 401(K) Savings Plan
              Amendment No. 2 to Form S-4,
              (333-70279-02))                      TCI 401(K) Stock Plan

S-3           333-71167                            $13,080,000 Debt Securities and Warrants to Purchase Debt Securities

S-4           333-75083                            Vanguard Cellular Systems, Inc.

S-4           333-86019                            MediaOne Corp.

S-4           333-30250                            Four Media Corp.

S-8           333-87935                            AT&T Long Term Savings

S-3/A         333-96037                            AT&T Wireless Group Tracking Stock

S-8           333-36130                            AT&T 1997 Long-Term Incentive Plan for AT&T Wireless

S-4           333-36458                            Todd AO Corp.

S-8           33-34264-1 (Post-Effective           AT&T Long Term Savings Plan for Management Employees
              Amendment No. 1)
                                                   AT&T Long Term Savings Plan - San Francisco

                                                   AT&T Wireless Services 401(K) Retirement Plan

S-8           333-87935-1 (Post-Effective          AT&T Long Term Savings Plan for Management Employees
              Amendment No. 1)
                                                   AT&T Long Term Savings and Security Plan

                                                   AT&T Retirement Savings and Profit Sharing Plan

                                                   AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan

                                                   AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management
                                                   Employees

                                                   AT&T Long Term Savings Plan - San Francisco

                                                   AT&T Wireless Services 401(K) Retirement Plan

S-8           333-30250-1 (Post-Effective          Four Media Company 1997 Stock Plan
              Amendment No. 1 to Form S-4)
                                                   Four Media Company Amended and Restated 1997 Director Option Plan
                                                   and Certain Additional Stock Option Agreements of Four Media Company

S-4           333-41910                            AT&T Wireless Group Tracking Stock

S-8           333-86019-1 (Post-Effective          MediaOne Group 1999 Supplemental Stock Plan
              Amendment No. 1 to Form S-4)
                                                   Amended MediaOne Group 1994 Stock Plan

S-8           333-86019-2 (Post-Effective          MediaOne Group 401(K) Savings Plan
              Amendment No. 2 to Form S-4)

S-8           333-36458-1 (Post-Effective          Todd-AO Corporation 1986, 1994, 1995, and 1997 Stock Option Plan
              Amendment No. 1 to Form S-4)

S-8           333-43438                            AT&T Long Term Savings Plan for Management Employees

                                                   AT&T Long Term Savings and Security Plan

                                                   AT&T Retirement Savings and Profit Sharing Plan

                                                   AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan

                                                   AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management
                                                   Employees

                                                   AT&T Long Term Savings Plan

                                                   AT&T Long Term Savings Plan - San Francisco

                                                   AT&T Wireless Services 401(K) Retirement Plan

S-8           333-43440                            AT&T 1997 Long Term Incentive Plan

S-4/A         333-48606                            Video Services Corporation

S-4/A         333-52670                            Wireless Exchange Offer

S-8           333-53134                            AT&T Broadband Deferred Compensation Plan

S-8           333-48606-1 (Post-Effective          International Post Limited 1993 Long Term Incentive Plan of AT&T
              Amendment No. 1 to Form S-4)         Corp.

As discussed in note 1 to the aforementioned combined financial statements, effective March 9, 1999, AT&T Corp., the owner of the assets comprising New Liberty, acquired Tele-Communications, Inc., the owner of the assets comprising Old Liberty, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.



                                            KPMG LLP



Denver, Colorado
March 28, 2001